REVISED PRELIMINARY COPY—SUBJECT TO COMPLETION DATED SEPTEMBER 9, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SAN JUAN BASIN ROYALTY TRUST

(Name of Registrant as Specified in its Charter)

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Mayer Brown LLP

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Houston, Texas 77002

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REVISED PRELIMINARY COPY—SUBJECT TO COMPLETION DATED SEPTEMBER 9, 2016

SAN JUAN BASIN ROYALTY TRUST

Compass Bank, Trust Department

300 W. 7th Street, Suite B

Fort Worth, Texas 76102

                    , 2016

Dear Unit Holder:

As you may be aware, Southwest Bank and Robert Lansford, a senior business development officer at Southwest Bank (which we refer to together as “Southwest Bank”), are soliciting written consents from unit holders (“Unit Holders”) of the San Juan Basin Royalty Trust (the “Trust”) to call a special meeting of the Unit Holders. If a meeting is called, Southwest Bank intends to propose that the Unit Holders vote to remove Compass Bank as trustee of the Trust and elect Southwest Bank as the successor trustee.

Southwest Bank purports to hold only 2,000 Trust units, constituting 0.004% of the outstanding units. No other Unit Holders are identified as participants in its solicitation.

We strongly believe that Southwest Bank’s effort to call a special meeting is not in the best interests of the Trust or the Unit Holders. A special meeting is unnecessary because Unit Holders may contact Compass Bank directly to the extent that they desire to identify potential concerns in the administration of the Trust. Unfortunately, Southwest Bank, motivated by evident self-interest in having itself elected trustee, has opted to forego direct engagement with Compass Bank regarding any potential issues and instead has commenced a costly and time-consuming solicitation process. We believe that this wasteful effort demonstrates that Southwest Bank is willing to expand its business portfolio not only at its own cost of solicitation, but also by causing Compass Bank to incur on behalf of the Trust costs of determining and discharging its fiduciary duties to the Trust.

We believe that even if a special meeting is called, Southwest Bank cannot offer the Unit Holders compelling reasons for taking the radical step of removing Compass Bank and electing Southwest Bank as trustee. As trustee of the Trust for over a decade, Compass Bank remains committed to serving the Unit Holders and maximizing Unit Holder value. Compass Bank’s team of trust officers and professionals, some of whom have worked with the Trust for nearly 25 years, are intimately familiar with all aspects of administering the Trust. Compass Bank’s comprehensive, fully-integrated management model includes in-depth trust and fiduciary services designed to address any unique business circumstance. The primary trust officer assigned to the Trust is a Texas-licensed attorney who has served as an oil and gas manager at Compass Bank for several years. In light of low commodity prices and the pending litigation with the operator of the subject interests of the Trust, Compass Bank believes that continuity of administration is important, which is yet another reason why we oppose a change in trusteeship.

Notably, Southwest Bank points to no specific shortcomings in Compass Bank’s performance as trustee. Rather, Southwest Bank makes vague allegations about Compass Bank, while failing to provide Unit Holders with specific details as to what Southwest Bank would do differently as trustee. We believe that Unit Holders will easily see through Southwest Bank’s apparent self-interest in expanding its business portfolio by having itself appointed trustee.

You may have received a white request card from Southwest Bank. Please note that you are not required to consent to calling a special meeting, and you are not required to complete or deliver any request card to Southwest Bank. We recommend that you do the following:

1.	Take no action in response to the solicitation by Southwest Bank and do not sign any white request card sent to you by Southwest Bank;

2.	If you have signed Southwest Bank’s white request card, you may revoke that consent by signing, dating and mailing the enclosed BLUE Revocation Card; and

3.	Even if you have not submitted a white request card to Southwest Bank, you may nevertheless communicate that you do not believe a special meeting is necessary or express your opposition to calling a special meeting by submitting the accompanying BLUE Revocation Card to Compass Bank.

BLUE Revocation Cards may be mailed using the enclosed pre-paid envelope or by mailing to:

Compass Bank

Attention: San Juan Basin Royalty Trust

300 W. 7th Street, Suite B

Fort Worth, Texas 76102

We believe that Unit Holders should be fully aware of their right and ability to express their views to Compass Bank directly rather than by means of a special meeting. Compass Bank strives to maintain constructive, ongoing communications with all of its Unit Holders and welcomes and values their input.

Regardless of the number of units of the Trust that you own, your views are very important. Thank you for your consideration.

Sincerely yours, Joshua R. Peterson Vice President and Senior Trust Officer, Compass Bank

If you have questions or need assistance revoking any white request card you may have previously submitted, please contact:

Kaye Wilke

Investor Relations, San Juan Basin Royalty Trust

Call Toll-Free: (866) 809-4553

E-mail: sjt.us@bbva.com

REVISED PRELIMINARY COPY—SUBJECT TO COMPLETION DATED SEPTEMBER 9, 2016

SAN JUAN BASIN ROYALTY TRUST

REVOCATION SOLICITATION STATEMENT

IN RESPONSE TO A SOLICITATION

OF WRITTEN REQUESTS FOR A SPECIAL MEETING OF UNIT HOLDERS

BY SOUTHWEST BANK AND ROBERT LANSFORD

                    , 2016

Please sign, date and mail the enclosed BLUE Revocation Card today.

This Revocation Solicitation Statement of the San Juan Basin Royalty Trust (the “Trust”) and the accompanying BLUE revocation card (the “BLUE Revocation Card”) are being furnished by the Trust and Compass Bank, as trustee of the Trust (sometimes referred together as “we” or “our”), to the holders of the Trust (the “Unit Holders”). This Revocation Solicitation Statement and the enclosed BLUE Revocation Card are first being mailed to Unit Holders on or about                     , 2016.

You may have received a solicitation statement from Southwest Bank and Robert Lansford, a senior business development officer at Southwest Bank (which we refer to together as “Southwest Bank”), accompanied by a white written consent request card (a “White Request Card”). We are sending you this Revocation Solicitation Statement and BLUE Revocation Card in opposition to the solicitation by Southwest Bank.

Through its solicitation statement and White Request Card, Southwest Bank is asking you to call a special meeting of the Unit Holders in which Southwest Bank proposes that the Unit Holders vote to remove Compass Bank as trustee of the Trust and elect Southwest Bank as the successor trustee. We recommend that you take no action with regard to Southwest Bank’s White Request Card and to not sign or deliver to Southwest Bank the White Request Card.

We strongly believe that Southwest Bank’s effort to call a special meeting is not in the best interests of the Trust or the Unit Holders. A special meeting is unnecessary because Unit Holders may contact Compass Bank directly, to the extent that they desire to identify potential concerns in the administration of the Trust. Unfortunately, Southwest Bank, motivated by evident self-interest in having itself elected trustee, has opted to forego direct engagement with Compass Bank regarding any potential issues and instead has commenced a costly and time-consuming solicitation process. We believe that this wasteful effort demonstrates that Southwest Bank is willing to expand its business portfolio not only at its own cost of solicitation, but also by causing Compass Bank to incur on behalf of the Trust costs of determining and discharging its fiduciary duties to the Trust.

As described in more detail in this Revocation Solicitation Statement, we believe that even if a special meeting is called, Southwest Bank does not offer the Unit Holders compelling reasons for taking the radical step of removing Compass Bank and electing Southwest Bank as trustee. Compass Bank has served as the trustee of the Trust for over a decade. During that time it has always sought to act in the best interest of the Unit Holders and aggressively protect Unit Holders’ interests. Southwest Bank does not provide any allegations of mismanagement, breach of fiduciary duty or defects in the performance by Compass Bank during its long tenure.

You may have received a White Request Card from Southwest Bank. Please note that you are not required to consent to calling a special meeting, and you are not required to complete or deliver any request card to Southwest Bank. We recommend that you do the following:

1.	Take no action in response to the solicitation by Southwest Bank and do not sign any White Request Card sent to you by Southwest Bank;

2.	If you have signed Southwest Bank’s White Request Card, you may revoke that consent by signing, dating and mailing the enclosed BLUE Revocation Card immediately; and

3.	Even if you have not submitted a White Request Card to Southwest Bank, you may nevertheless communicate that you do not believe a special meeting is necessary or express your opposition to calling a special meeting by signing, dating and mailing the accompanying BLUE Revocation Card to Compass Bank.

BLUE Revocation Cards may be mailed using the enclosed pre-paid envelope or by mailing to:

Compass Bank

Attention: San Juan Basin Royalty Trust

300 W. 7th Street, Suite B

Fort Worth, Texas 76102

Compass Bank serves as agent for certain customer accounts. As of August 22, 2016, Compass Bank could be deemed to beneficially own 5,500 Trust units related to these accounts, or less than one percent of the outstanding units. Compass Bank has sole voting power over all of these units. Compass Bank does not intend to sign a White Request Card with respect to any of these units.

For additional information regarding the mechanics of the consent solicitation, see “The Special Meeting Request Procedure.”

We strongly urge Unit Holders to communicate their views directly to Compass Bank and consider carefully the risks, costs and alternatives to a special meeting when determining whether to support Southwest Bank’s solicitation.

If you have questions or need assistance revoking any White Request Card you may have previously submitted, please contact:

Kaye Wilke

Investor Relations, San Juan Basin Royalty Trust

Call Toll-Free: (866) 809-4553

E-mail: sjt.us@bbva.com

1

QUESTIONS AND ANSWERS ABOUT THIS REVOCATION SOLICITATION STATEMENT

Who is making this solicitation?

This solicitation is made on behalf of the Trust by Compass Bank as trustee of the Trust.

Why am I receiving this Revocation Solicitation Statement?

You may have received a solicitation statement from Southwest Bank accompanied by a White Request Card. Because we believe that Southwest Bank’s actions are not in the best interests of the Trust or the Unit Holders, we oppose their solicitation of written consents. We have sent you this Revocation Solicitation Statement with the accompanying BLUE Revocation Card to explain the Trust’s position and to solicit your support in opposing Southwest Bank.

We strongly urge you to do the following:

1.	Take no action in response to the solicitation by Southwest Bank and do not sign any White Request Card sent to you by Southwest Bank;

2.	If you have signed Southwest Bank’s White Request Card, you may revoke that consent by signing, dating and mailing the enclosed BLUE Revocation Card immediately; and

3.	Even if you have not submitted a White Request Card to Southwest Bank, you may nevertheless communicate that you do not believe a special meeting is necessary or express your opposition to calling a special meeting by signing, dating and mailing the accompanying BLUE Revocation Card to Compass Bank.

You may mail the BLUE Revocation Card without cost by using the enclosed pre-paid envelope to:

Compass Bank

Attention: San Juan Basin Royalty Trust

300 W. 7th Street, Suite B

Fort Worth, Texas 76102

Who is Southwest Bank?

For purposes of this Revocation Solicitation Statement, “Southwest Bank” refers collectively to Southwest Bank, a north Texas regional bank, and Robert Lansford, a senior business development officer at Southwest Bank. In Southwest Bank’s solicitation statement, Mr. Lansford states that he holds only 0.004% of the Trust units outstanding. Southwest Bank does not report owning any units of the Trust. Southwest Bank is alone in making its solicitation, and no other Unit Holders are identified as participants in Southwest Bank’s solicitation statement. Southwest Bank serves as a trustee for other royalty trusts and may be viewed as a competitor of Compass Bank for providing trustee services.

What is Southwest Bank’s purpose in calling a special meeting?

If sufficient Unit Holders consent to call a special meeting, Southwest Bank states in its solicitation statement and related materials filed with the U.S. Securities and Exchange Commission (“SEC”) that it will propose that the Unit Holders vote to approve the following proposals:

Proposal 1: to remove Compass Bank as the trustee of the Trust;

Proposal 2: if Proposal 1 prevails, to nominate Southwest Bank as the successor trustee of the Trust; and

Proposal 3: if Proposals 1 and 2 prevail, to elect Southwest Bank as the successor trustee of the Trust.

How many Unit Holders must consent to call a special meeting?

Pursuant to Section 8.02 of the Trust’s Amended and Restated Royalty Trust Indenture (the “Indenture”), Southwest Bank must obtain the written consent of Unit Holders owning not less than 15% of the outstanding units.

If you refrain from delivering the White Request Card to Southwest Bank or if you sign, date and mail the BLUE Revocation Card, your units will not be counted toward the required 15% of outstanding units required to call a special meeting.

If a special meeting is called, when would it be held?

Pursuant to Section 8.02 of the Indenture, if the trustee receives White Request Cards from the requisite number of Unit Holders, then a special meeting must be held at such time and place as is designated in a notice of a special meeting to be signed by the trustee. Such notice of a special meeting must be given to Unit Holders in person or by mail not more than 60 nor less than 20 days before the special meeting.

Should I oppose Southwest Bank’s efforts to call a special meeting?

Yes. We strongly urge you NOT to sign any WHITE request card sent to you by Southwest Bank.

If I have already delivered a White Request Card, is it too late for me to change my mind?

No. You have the right to revoke your White Request Card by delivering a BLUE Revocation Card. We strongly urge you to do so.

What is the effect of delivering a BLUE Revocation Card?

If you sign, date and mail the BLUE Revocation Card, your units will not be counted toward the required 15% of outstanding units required to call a special meeting, and you will revoke any earlier dated consent that you may have delivered to Southwest Bank. Even if you have not submitted a White Request Card to Southwest Bank, we urge you to submit a BLUE Revocation Card. Submitting a BLUE Revocation Card will have no legal effect if you have not previously submitted a White Request Card, but it will allow us to keep track of the consent process.

What happens if I do nothing?

If you do not send in a White Request Card that Southwest Bank may send you and you do not return the enclosed BLUE Revocation Card, you will effectively be voting AGAINST Southwest Bank’s attempt to hold a special meeting. However, we urge you to communicate your view that you do not support Southwest Bank’s request for a special meeting and sign, date and deliver the enclosed BLUE Revocation Card, by mail (using the enclosed pre-paid envelope) to:

Compass Bank

Attention: San Juan Basin Royalty Trust

300 W. 7th Street, Suite B

Fort Worth, Texas 76102

Does the revocation have any effect on matters other than the Southwest Bank solicitation?

No. At the present time, we are asking you only to oppose Southwest Bank’s effort to call a special meeting. In the event that a special meeting is called, we will deliver to you additional materials explaining the Trust’s position and urging you to vote against Southwest Bank’s proposals in the special meeting.

Who is entitled to consent, withhold consent or revoke a previously given consent with respect to the solicitation?

Only Unit Holders are entitled to consent, withhold consent or revoke White Request Cards in connection with Southwest Bank’s solicitation. Persons beneficially owning the Trust’s units (but not holders of record), such as persons whose ownership of units is through a broker, bank, financial institution or other nominee holder, may wish to contact such broker, bank, financial institution or other nominee holder and instruct such person to execute the BLUE Revocation Card on their behalf. Any failure to submit a White Request Card will have the same effect as submitting a BLUE Revocation Card.

Who should I call if I have questions about the solicitation?

Kaye Wilke

Investor Relations, San Juan Basin Royalty Trust

Call Toll-Free: (866) 809-4553

E-mail: sjt.us@bbva.com

DESCRIPTION OF THE SOUTHWEST SOLICITATION

As set forth in Southwest Bank’s solicitation statement and related materials filed with the SEC, Southwest Bank states that it is soliciting your White Request Card to call a special meeting of the Trust’s Unit Holders to submit for Unit Holder approval the following proposals:

Proposal 1: to remove Compass Bank as the trustee of the Trust;

Proposal 2: if Proposal 1 prevails, to nominate Southwest Bank as the successor trustee of the Trust; and

Proposal 3: if Proposals 1 and 2 prevail, to elect Southwest Bank as the successor trustee of the Trust.

For the reasons described below, we strongly believe that Southwest Bank’s effort to call a special meeting is not in the best interests of the Trust or the Unit Holders. We recommend that you take no action with regard to Southwest Bank’s White Request Card and to not sign or deliver to Southwest Bank the White Request Card.

REASONS TO REJECT THE SOUTHWEST SOLICITATION

As trustee of the Trust for over a decade, Compass Bank remains committed to serving the Unit Holders and maximizing Unit Holder value. Compass Bank’s team of trust officers and professionals, some of whom have worked with the Trust for nearly 25 years, are intimately familiar with all aspects of administering the Trust. Compass Bank’s comprehensive, fully-integrated management model includes in-depth trust and fiduciary services designed to address any unique business circumstance. We believe that Compass Bank’s record as trustee of the Trust speaks for itself.

We strongly believe that Southwest Bank’s effort to call a special meeting is not in the best interests of the Trust or the Unit Holders. Southwest Bank’s consent solicitation is an unnecessary and costly alternative to resolving any potential concerns directly with Compass Bank. Moreover, even if a special meeting were to be called, we believe that Southwest Bank’s stated grounds for removing Compass Bank are pretextual and thinly mask a brazen effort by Southwest Bank to expand its trust portfolio. Southwest Bank has not identified any specific failings in Compass Bank’s administration of the Trust and, more importantly, does not provide details as to its plan for the Trust or how it would administer the Trust differently.

A Special Meeting is Unnecessary, Costly and Disruptive

We believe that the calling and holding of a special meeting of the Unit Holders is premature and unnecessary at this time. If Southwest Bank were to have true reservations about Compass Bank’s service as trustee, we believe the better course of action would be to first raise those concerns with Compass Bank. In that way, any concerns could be resolved with little or no cost to the Trust or the Unit Holders and could result in a productive dialogue. It is regrettable that, prior to filing its preliminary consent solicitation statement with the SEC on August 16, 2016, Southwest Bank elected not to engage with Compass Bank regarding any of the proposals that Southwest Bank is seeking to bring at a special meeting and did not raise with Compass Bank any of the concerns it identifies in its solicitation statement. We welcome Southwest Bank’s input but do not believe that engaging in a debate through dueling consent solicitations or in the context of a special meeting is effective or will maximize Unit Holder value.

Compass Bank strives to maintain constructive, ongoing communications with all of its Unit Holders and is in regular and continuing contact with its Unit Holders. Compass Bank has always welcomed and valued Unit Holder input on how Compass Bank can further enhance Unit Holder value. Unit Holders are encouraged to share their perspectives directly with Compass Bank and should not view a call of a special meeting as a substitute for direct engagement with Compass Bank.

We believe that a special meeting will be a costly and time-consuming distraction to the Trust and Compass Bank, as trustee of the Trust. If Southwest Bank is successful in soliciting consents to call a special meeting, we believe it is likely that the Trust will be required to pursue two separate solicitations within the span of several months, one for this consent revocation solicitation and one for the special meeting itself. Two separate solicitations will, in our view, be significantly distracting at a time when we believe the full focus and energy of Compass Bank, as trustee, should be on administering the Trust. In addition to the costs arising from the diversion and distraction, we also believe that successive solicitations would require the Trust to incur additional financial costs, including with respect to certain third-party advisory fees, printing, mailing and solicitation expenses and other costs, in order for Compass Bank to fulfill its fiduciary obligations.

On July 31, 2014, the Trust filed a lawsuit in New Mexico state court against Burlington Resources Oil & Gas Company LP, which is the operator of the subject interests underlying the Trust and an indirect wholly-owned subsidiary of ConocoPhillips. The parties are working to schedule a mediation date before September 30, 2016, with the case currently scheduled for a non-jury trial in March 2017. We believe that a change in trustee could be disruptive to the litigation and mediation process and may, therefore, negatively impact the Trust and the value of the Trust units.

Compass Bank is Well-Equipped to Serve as Trustee

In addition, we believe that a special meeting is unnecessary because Southwest Bank has failed to articulate sufficient grounds for Unit Holders to accept its proposals. Compass Bank has administered the Trust for over a decade through a team of trust officers, experts and other personnel, some of which have been working with the Trust for nearly 25 years. Compass Bank continues to recruit experienced trust officers and expand its wealth management and trust capabilities. The primary trust officer assigned to the Trust is a Texas-licensed attorney who has served as an oil and gas manager at Compass Bank for several years.

In light of low commodity prices and the pending litigation with the operator of the subject interests of the Trust, Compass Bank believes that continuity of administration is in the best interests of the Unit Holders, which is why we oppose a change in trusteeship and Southwest Bank’s consent solicitation. We also believe it is in the best interests of the Unit Holders for Compass Bank to continue its longstanding service as trustee of the Trust. Compass Bank will continue to vigorously pursue claims of alleged underpayments and overcharges made by the operator of the subject interests.

In pursuing the radical measure of removing Compass Bank as a long-standing trustee through a costly and time-consuming consent solicitation and special meeting process, Unit Holders should have expected Southwest Bank to identify significant defects in Compass Bank’s administration of the Trust. Southwest Bank, however, has not done this. Instead, Southwest Bank only raised vague concerns about Compass Bank’s experience, focus and potential conflicts of interest. We believe Compass Bank’s record rebuts these claims.

•	Trust management is a core business of Compass Bank. Compass Bank employs 42 trust personnel and holds approximately $4.5 billion in managed assets and $3.9 billion in non-managed assets in 2,533 fiduciary accounts as of July 31, 2016. Although the Trust is the only publicly traded royalty trust administered by Compass Bank, our long record demonstrates that we have the capability to effectively administer royalty trusts. In our view, because each royalty trust is unique in terms of its Unit Holder mix, geology, audit processes, operator relationships and operating history, we believe that an individualized approach to trust administration is optimal.

Furthermore, we are aware that James D. Finley, CEO of Finley Resources, Inc. is also a member of Southwest Bank’s Board of Directors. According to its website, Finley Resources, Inc. operates approximately 1,000 wells and owns 2,500 properties in nine states, including New Mexico. Mr. Finley is also an owner in Mesa Well Servicing, LP, Rod Systems, LLC, and ATD, LLC, which provide well services and equipment in various areas, including New Mexico. Since ConocoPhillips is the largest operator in the San Juan Basin, we believe there is an increased potential of a conflict of interest at Southwest Bank, which may consider the Trust to be less important than Mr. Finley’s business interests.

•	We believe that our size is an asset. Compass Bank and its parent, Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”), operate 688 branches in the United States with total capital of approximately $9.0 billion, compared to Southwest Bank’s approximately $224 million in total capital, as stated in their respective Consolidated Reports of Condition and Income dated June 30, 2016 to the Federal Financial Institutions Examination Council. While Southwest Bank alleges we may be subject to conflicts of interest, neither Compass Bank nor BBVA is aware of any potential or existing conflict of interest relating to the Trust. If anything, Compass Bank’s record of litigation in pursing claims for underpayment and other matters against the operator of the Trust’s subject interests should provide assurance to Unit Holders that Compass Bank is not hampered by conflicts of interest.

•

Southwest Bank claims that Compass Bank lacks experience, apparently because a single trust officer, Lee Ann Anderson, left Compass Bank in 2015 to join Southwest Bank. To the contrary, we believe our ability to serve has not been impacted by Ms. Anderson’s departure and is as strong as ever. During her tenure with Compass Bank, Ms. Anderson was part of a team of trust officers, professionals and experts that helped oversee the administration of the Trust. Compass Bank continues to administer the

Trust with a similar team comprised of members who served with Ms. Anderson and other experienced personnel who have since joined Compass Bank. Since Ms. Anderson left Compass Bank, we believe that Compass Bank continues to offer a high level of service, including aggressively auditing royalty payments and pursuing existing claims against the operator of the Trust’s subject interests.

Although Southwest Bank claims that Ms. Anderson would be important to the administration of the Trust, they do not explain how she would administer the Trust differently and cannot give assurance as to Ms. Anderson’s continued employment with Southwest Bank.

If you are not convinced that Southwest Bank’s special meeting is the appropriate path or you believe a special meeting is unnecessary and wish to oppose the call of a special meeting, please sign, date and deliver the enclosed BLUE Revocation Card using the enclosed pre-paid envelope as promptly as possible, whether or not you have previously signed the White Request Card from Southwest Bank.

BACKGROUND OF THE SOUTHWEST SOLICITATION

The following is a chronology of the events and circumstances that preceded the filing of this Revocation Solicitation Statement:

On November 1, 1980, the Trust was formed under the administration of The Fort Worth National Bank, as trustee. After several successor trustees, Compass Bank became the trustee in March 2006 when Compass Bancshares Inc., a parent company of Compass Bank, acquired the then-current trustee in March 2006. In September 2007, Banco Bilbao Vizcaya Argentaria acquired Compass Bancshares, and Compass Bank continued to serve as trustee.

In August 2014, Southwest Bank unilaterally contacted Compass Bank to propose that Southwest Bank take over as trustee of the Trust. Although Compass Bank met with Southwest Bank to discuss the proposal, Compass Bank declined to accept the offer, believing that the trusteeship of the Trust was an important part of Compass Bank’s trust business. In Compass Bank’s view, Southwest Bank was relatively new to royalty trusts, was attempting to rapidly expand its royalty trust business and lacked Compass Bank’s experience with the Trust, particularly with ongoing audit and litigation matters involving the operator of the subject interests.

In October 2015, Lee Ann Anderson, the primary Compass Bank trust officer administering the Trust, resigned from Compass Bank and subsequently joined the trust department and royalty trust group of Southwest Bank. Prior to her departure, Ms. Anderson presented Compass Bank with a draft agreement that she had prepared by which Compass Bank would resign as trustee of the Trust. Compass Bank declined to sign the agreement.

On August 5, 2016, Mr. Lansford submitted a letter to Compass Bank pursuant to Section 11.01 of the Indenture requesting access to certain books and records of the Trust, including a complete list of the Unit Holders.

On August 16, 2016, without advance notice or any engagement with the Trust regarding the proposals described in Southwest Bank’s preliminary consent solicitation, Southwest Bank filed preliminary consent solicitation materials with the SEC.

On August 19, 2016, the Trust issued a press release in response to Southwest Bank’s filing of preliminary consent solicitation materials with the SEC.

On August 26, 2016, the Trust responded to Southwest Bank’s request by providing a list of the Unit Holders.

On August 29, 2016, the Trust filed its preliminary Revocation Solicitation Statement with the SEC.

On August 29, 2016, Southwest Bank filed definitive consent solicitation materials with the SEC.

On September 9, 2016, the Trust filed this definitive Revocation Solicitation Statement with the SEC.

THE SPECIAL MEETING REQUEST PROCEDURE

For the special meeting to be properly requested in accordance with Section 11.02 of the Indenture, a written request in favor of calling the special meeting must be executed and delivered to the trustee of the Trust by Unit Holders representing at least fifteen percent (15%) of the outstanding units (or their agents duly authorized in writing). As a result, Unit Holders representing 6,991,320 units will need to submit executed and unrevoked White Request Cards in order to request a special meeting. Only Unit Holders are entitled to consent, withhold consent or revoke White Request Cards in connection with Southwest Bank’s solicitation. Persons beneficially owning the Trust’s units (but not holders of record), such as persons whose ownership of units is through a broker, bank, financial institution or other nominee holder, may wish to contact such broker, bank, financial institution or other nominee holder and instruct such person to execute the BLUE Revocation Card on their behalf. Any failure to submit a White Request Card will have the same effect as submitting a BLUE Revocation Card.

Additionally, even if you have not already submitted a White Request Card, you may elect to execute and submit the BLUE Revocation Card to communicate that you do not believe a special meeting is necessary or to express your opposition to a special meeting.

Effectiveness of White Request Cards

If White Request Cards have been delivered from Unit Holders (or their agents duly authorized in writing) representing less than fifteen percent (15%) of the outstanding units, then the Trust is not obligated to call a special meeting.

In accordance with Section 8.02 the Trust Indenture, if a special meeting is duly requested by Unit Holders representing at least fifteen percent (15%) of the outstanding units, the Trust is required to cause notice to be given that a special meeting will be held, not less than twenty (20) nor more than sixty (60) days before the special meeting is to be held.

The filing or distribution of this Revocation Solicitation Statement is not intended as and should not be taken as an admission by the Trust of the validity of Southwest Bank’s solicitation or a waiver of any provisions of the Indenture or of any rights of the Trust.

The Special Meeting

If Southwest Bank is successful in its efforts to solicit White Request Cards from the requisite Unit Holders and the Trust is required to hold a special meeting, the Trust will advise Unit Holders of its recommendation as to any matters to be considered at such special meeting.

Effect of BLUE Revocation Card

A Unit Holder may revoke any previously signed White Request Card by signing, dating and returning to the Trust a BLUE Revocation Card. A White Request Card may also be revoked by delivery of a written revocation of your request to Southwest Bank. Unit Holders are urged, however, to return all request revocations in the pre-paid envelope provided or by mail to Compass Bank, Attention: San Juan Basin Royalty Trust, 300 W. 7th Street, Suite B, Fort Worth, Texas 76102. The Trust requests that if a revocation is instead delivered to Southwest Bank, a copy of the revocation also be returned in the envelope provided so that the Trust will be aware of all revocations.

By signing and delivering the BLUE Revocation Card, you will be deemed to have revoked any White Request Card for a special meeting.

Any BLUE Revocation Card may itself be revoked by marking, signing, dating and delivering a written revocation of your BLUE Revocation Card to the Trust, or to Southwest Bank, or by delivering to Southwest Bank a subsequently dated White Request card that Southwest Bank sent to you.

The revocation of any previously delivered White Request Card or BLUE Revocation Card must be signed and have a date subsequent to the previously delivered White Request Card or BLUE Revocation Card. The revocation is not required to state the number of units held unless you wish to revoke your White Request Card with respect to less than all units as to which you previously requested the special meeting, in which case you must state the number of units to which your revocation relates. In addition, if you have more than one account with respect to which you have delivered a White Request Card, the revocation should identify the relevant account for which the White Request Card is being revoked.

If any units that you owned on the record date were held for you in an account with a brokerage firm, bank nominee or other similar “street name” holder, you are not entitled to sign a White Request Card with respect to such units directly, but rather must give instructions to the brokerage firm, bank nominee or other “street name” holder to grant or revoke a White Request Card for the units held in your name. Accordingly, you should follow the instructions on the BLUE Revocation Card to make a request with respect to your units. Alternatively, you can contact the person responsible for your account and direct him or her to execute the enclosed BLUE Revocation Card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Trust at the address set forth above so that the Trust will be aware of your instructions and can attempt to ensure each instruction is followed.

You have the right to revoke any White Request Card you may have previously given to Southwest Bank. To do so, you need only sign, date and return in the enclosed pre-paid envelope the BLUE Revocation Card accompanying this Revocation Solicitation Statement.

You should carefully review this Revocation Solicitation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You may reject Southwest Bank’s solicitation by promptly completing, signing, dating and returning the enclosed BLUE Revocation Card in the pre-paid envelope provided. Please be aware that if you sign a White Request Card, you will be deemed to have requested a special meeting in accordance with Southwest Bank’s solicitation statement.

Results of Solicitation

The Trust intends to notify Unit Holders by press release as to whether the requisite White Request Cards have been received for calling a special meeting following receipt by Compass Bank of written notice and confirmation of such White Request Cards.

APPRAISAL RIGHTS

Unit Holders of the Trust do not have appraisal rights under Texas law in connection with Southwest Bank’s solicitation or this solicitation by the Trust.

SOLICITATION OF REVOCATIONS

As an expense associated with carrying out Compass Bank’s fiduciary duties, the cost of this Revocation Solicitation Statement will be borne by the Trust. We expect such costs to consist of mailing and legal fees of approximately $129,000. Compass Bank has not retained a proxy agent, solicitor or advisor in connection with this Revocation Solicitation Statement. If a special meeting is called, Compass Bank may retain a proxy solicitor. Although the cost of a proxy solicitor would customarily be borne by the Trust as an expense associated with carrying out Compass Bank’s fiduciary duties pursuant to the Indenture, Compass Bank has determined that in order to conserve Trust funds and to avoid any appearance of self-interested actions, Compass Bank would bear the fees and expenses of a proxy solicitor.

In addition to the use of the mail, revocation requests may be solicited by the Trust by facsimile, telephone, email and other electronic channels of communications, in-person discussions and by advertisements. The Trust will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Trust’s Revocation Solicitation Statement materials to, and obtaining instructions relating to such materials from, beneficial owners of the units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth as of August 29, 2016, information with respect to the Unit Holders who were known to the trustee to be the beneficial owners of more than five percent (5%) of the outstanding units.

The amounts and percentages of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

As of August 29, 2016, 46,608,796 units of the Trust were outstanding.

Name and Address of Beneficial Owner	Number of Units Beneficially Owned	Percent
First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, NY 10105(1)	5,444,968	11.68%

Seymour Schulich 20 Eglinton Avenue West, Suite 1900 Toronto ON, Canada M4R 1K8(2)	3,600,000	7.29%

Beck, Mack & Oliver LLC 360 Madison Avenue New York, NY 10017(3)	2,585,335	5.55%

(1)	This information was provided in a Schedule 13G/A filed with the SEC on February 5, 2016, by First Eagle Investment Management, LLC, and which stated First Eagle Investment Management, LLC beneficially holds such units on behalf of its investment advisory clients and is deemed to have sole voting power with respect to 5,323,031 of the units and sole power to dispose or to direct the disposition of 5,444,968 of the units. The First Eagle Global Fund, a registered investment company for which First Eagle Investment Management, LLC acts as investment adviser, may be deemed to beneficially own 3,908,035 of these 5,444,968 units, or 8.38% of the outstanding units.
(2)	This information was provided to the SEC and to the trustee in a Schedule 13G filed with the SEC on January 7, 2015, on behalf of Seymour Schulich.
(3)	This information was provided in a Schedule 13G/A filed with the SEC on February 1, 2016, by Beck, Mack & Oliver LLC, and which stated Beck, Mack & Oliver LLC beneficially holds such units on behalf of its investment advisory clients and is deemed to have sole voting power with respect to 2,496,301 of the units and shared power to dispose or to direct the disposition of 2,585,335 of the units.

Security Ownership of Trustee

Compass Bank serves as agent for certain customer accounts. As of August 22, 2016, Compass Bank could be deemed to beneficially own 5,500 Trust units related to these accounts, or less than one percent of the outstanding units. Compass Bank has sole voting power over all of these. Compass Bank does not intend to deliver any White Request Card with respect to any of these units.

DELIVERY OF DOCUMENTS TO UNIT HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more Unit Holders sharing the same address by delivering a single proxy statement addressed to those Unit Holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for Unit Holders and cost savings for the Trust.

A single Revocation Solicitation Statement will be delivered to multiple Unit Holders sharing an address unless contrary instructions have been received from the affected Unit Holders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Revocation Solicitation Statement, please notify your broker. Unit Holders who currently receive multiple copies of the Revocation Solicitation Statement at their address and would like to request “householding” of their communications should contact their broker.

FORWARD-LOOKING STATEMENTS

This Revocation Solicitation Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those described in “Risk Factors” and elsewhere in the Trust’s Annual Report on Form 10-K and other filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Trust undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Trust’s expectations, except as otherwise required by the federal securities laws.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF REVOCATION MATERIALS

The consent revocation materials for the Trust’s solicitation of consent revocations, including this Revocation Solicitation Statement, are available on our website at www.sjbrt.com. Information on the Trust’s website does not constitute part of the Trust’s consent revocation materials.

WHERE YOU CAN FIND MORE INFORMATION

The Trust is required to file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents the Trust files with the SEC by going our website at www.sjbrt.com. The information provided on our website is not part of this Revocation Solicitation Statement, and therefore is not incorporated by reference.

IMPORTANT

We urge you NOT to return any White Request Card solicited from you by Southwest Bank. If you have previously returned any White Request Card, you have every right to revoke your consent. Simply complete, sign, date and mail the enclosed BLUE Revocation Card in the postage-paid envelope provided, whether or not you previously returned the White Request Card.

If you have questions or need assistance revoking any White Request Card you may have previously submitted, please contact:

Kaye Wilke

Investor Relations, San Juan Basin Royalty Trust

Call Toll-Free: (866) 809-4553

E-mail: sjt.us@bbva.com

Regardless of the number of units of the Trust that you own, your views are very important. Thank you for your consideration.

REVISED PRELIMINARY COPY—SUBJECT TO COMPLETION DATED SEPTEMBER 9, 2016

BLUE REVOCATION CARD

REVOCATION OF WRITTEN REQUEST

FOR A SPECIAL MEETING OF UNIT HOLDERS

This revocation of written request is solicited on behalf of the San Juan Basin Royalty Trust (the “Trust”) by Compass Bank as trustee of the Trust in opposition to the solicitation by Southwest Bank and Robert Lansford, a senior business development officer for Southwest Bank (which we refer to together as “Southwest Bank”), to call a special meeting of the unit holders of the Trust (“Unit Holders”).

We urge you to sign, date and return this BLUE Revocation Card.

The undersigned Unit Holder, acting with regard to all the units of the Trust entitled to vote and held by the undersigned, hereby REVOKES any previously executed white written consent request card (a “White Request Card”) delivered to Southwest Bank, requesting the call of a special meeting of Unit Holders described in Southwest Bank’s solicitation statement, and hereby confirms that the undersigned has the power to deliver a revocation of any White Request Card for the number of units represented hereby.

You may revoke any previously executed White Request Card regarding the Southwest Bank solicitation for the call of a special meeting by signing, dating and returning this BLUE Revocation Card to the Trust in the enclosed postage paid envelope or by mailing to:

Compass Bank

Attention: San Juan Basin Royalty Trust

300 W. 7th Street, Suite B

Fort Worth, Texas 76102

Unless you specify otherwise, by signing, dating and returning this BLUE Revocation Card, you will be deemed to have revoked any previously submitted written request for a special meeting with respect to all of the units of the Trust you own beneficially and/or of record.

IN ORDER FOR YOUR REVOCATION CARD TO BE VALID, IT MUST BE SIGNED AND DATED.

Dated

Signature

Signature (if held jointly)

Name and Title(s) (if applicable)

Please sign this BLUE Revocation Card exactly as your name appears above. If signing as an attorney, administrator, executor, guardian or trustee, please give your title as such. If you are a corporation, this signature should be that of an authorized officer who should state his or her title. If you are a partnership, sign in the partnership name by an authorized person. Signed BLUE Revocation Cards will be deemed to revoke all previously given White Request Cards for the number of units presented by the above signed.